Exhibit 10.1
Separation Agreement and Release, as Amended

This Separation Agreement and Release (the “Agreement”) is made and entered into by and between ZoomInfo Technologies LLC d/b/a ZoomInfo, a Delaware limited liability company, and its affiliates (collectively, the “Company”) and Peter Cameron Hyzer (“Employee”) as of the earliest date upon which both parties have executed the same.
For sound business reasons and in the best interests of both parties, it is agreed that the employment of Employee with the Company is terminated as of October 7, 2024 (the “Termination Date”). In order to effect the termination of Employee’s employment and to provide for certain promises to the Company on behalf of Employee, and in exchange for certain benefits to which Employee would not otherwise be entitled, Employee and the Company agree as follows:
Terms

1.Termination. Employee’s employment with the Company is terminated effective as of the Termination Date. The parties agree that Employee will continue to serve in his capacity as Chief Financial Officer through September 5, 2024. Beginning September 6, 2024 through October 7, 2024, Employee will serve as Advisor to the Chief Financial Officer and Chief Executive Officer wherein he will be expected to perform transition services and other tasks as provided by the CFO, CEO or their assigns.
2.Severance Payment and Continuing Obligations.

2.1.In consideration of this Agreement, and provided that the releases set forth herein (including the Supplemental Release, if applicable) become effective and irrevocable as set forth in section 22 hereof, consistent with the Employee’s December 20, 2018 employment contract (“Employment Agreement”), the Company agrees to pay Employee one year of the Base Salary rate as of the Termination Date ($562,000.08) plus the pro-rata amount of Employee’s Annual Performance Bonus for 2024 ($323,610), totaling $885,610.08. In addition to those amounts, each of the Employee and the Company acknowledge that as a result of the termination of Employee’s employment with the Company effective October 7, 2024, 242,650 of the RSUs shall be vested and the remainder shall be forfeited according to the terms of the award and the Company’s Omnibus Incentive Plan. Further, if Employee timely and properly elects COBRA continuation coverage under Employee’s current Company health insurance plan, the Company will assume the entire cost of Employee’s COBRA premiums (the “Continued Health Insurance Payments”) until the end of October 2025. The Company will make the Continued Health Insurance Payments directly to Employee’s insurer. Employee understands and agrees that the Severance Payment and the Continued Health Insurance Payments are expressly contingent upon the Employee’s strict compliance with the terms and conditions set forth in this Agreement, including the Employee’s Continuing Obligations in Section 7 hereof. ZoomInfo is not required to make any payment of the Severance Payment or Continued Health Insurance Payments if Employee

breaches this Agreement or the Continuing Obligations in Section 7 hereof before ZoomInfo is required to make such payment. For purposes of this agreement, the amounts described in this section are the “severance payment”.
2.2.The severance payment shall be payable within 30 days in a cash lump sum after the conclusion of the revocation period provided in section 22 hereof or the delivery of the executed Supplemental Release required under Section 4.a hereof (if required), whichever is later.
2.3.Employee understands and acknowledges that the Company will pay Employee the compensation Employee has earned through the Termination Date even if Employee does not sign this Agreement. Employee further understands that the severance payment is subject to mandatory state and federal payroll deductions and tax withholdings. Employee understands and agrees that Employee would not receive the consideration specified in this Section, except for Employee’s execution of this Agreement and the fulfillment of the promises contained herein.
3.COBRA. Employee hereby acknowledges that the Company has advised Employee that pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) or any applicable state health insurance continuation law, Employee has a right to elect continued coverage under the Company’s group health plan. Employee understands and agrees that Employee’s right to benefits under the Company’s health and welfare benefit program, if any, shall be limited to those set forth under COBRA or any applicable state health insurance continuation law.
4.Full Release and Waiver of Claims. In consideration of the severance payment and other promises contained herein, and as a material inducement to the Company to enter this Agreement, Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges the Company and its assigns, agents, directors, officers, members, shareholders, current and former employees, representatives, attorneys, parent companies (including the Company), divisions, subsidiaries, predecessors and successors, affiliates (and affiliates’ agents, directors, officers, current and former employees, representatives, shareholders, members, and attorneys of such parent companies, divisions, subsidiaries, and affiliates), and all persons acting by, though, under, or in concert with any of them, in their individual and representative capacities (hereinafter “the Releasees”), from any and all claims, demands, or liabilities whatsoever, whether known or unknown, or suspected to exist by Employee, which Employee ever had or may now have against the Releasees related to, arising from, or in connection with Employee’s employment, compensation, benefits, reemployment, application for employment, and/or termination of employment with the Company, and specifically including without limitation claims under any federal, state, or local laws, and any regulations under such laws, and under applicable contract, tort, or common law theory, including, but not limited to wrongful discharge or violation of public policy; breach of express or implied contract; breach of implied covenant of good faith and fair dealing; defamation, infliction of emotional distress, invasion of privacy, fraud, misrepresentation, or other torts; retaliation, harassment, or discrimination under federal, state or local law (including, without limitation, claims of discrimination, harassment, or retaliation under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of

1991, the Equal Pay Act of 1963, the Genetic Information Nondiscrimination Act of 2008, the Rehabilitation Act of 1973, the Washington Law Against Discrimination (if applicable), the Illinois Human Rights Act (if applicable), the Massachusetts Fair Employment Practices Act (if applicable), the Texas Labor Code (if applicable); the Texas Whistleblower Act (if applicable), and Maryland’s anti-discrimination and anti-retaliation statues (if applicable)); under any other applicable federal, state, or local statute regarding employment relationships (including, without limitation, claims under the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act of 1988 or analogous state law, the Family and Medical Leave Act, the Occupational Safety and Health Act, the Sarbanes-Oxley Act of 2002, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974, the Uniformed Services Employment and Reemployment Rights Act of 1994, Executive Orders, the Washington Industrial Welfare Act (if applicable), the Washington Family Leave Act (if applicable), the Illinois Right to Privacy in the Workplace Act (if applicable), the Illinois Employment Contract Act (if applicable), or any other federal or state family and medical leave law); for wages, bonuses, incentive compensation, commissions, stock, stock options, vacation pay or any other compensation or benefits (including, without limitation, the Fair Labor Standards Act, the Washington Minimum Wage Act (if applicable), the Washington Wage Payment Act (if applicable), the Washington Rebate Act (if applicable), the Massachusetts Wage Act (if applicable), the Texas Payday Law (if applicable), the Maryland Equal Pay Act (if applicable), the Maryland Wage and Hour Law (if applicable), the Maryland Wage Payment and Collection Act (if applicable), or any other applicable federal, state, or local wage and hour law); and for damages or other equitable remedies of any sort, including, without limitation, compensatory damages, economic damages, punitive damages, injunctive relief and attorney’s fees (hereinafter “the Released Claims”). If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any of the other Released Parties identified in this Agreement is a party.
The aforementioned claims are examples, not a complete list, of the Released Claims. It is the parties’ intent that Employee release any and all claims arising from or related to Employee’s employment or separation from employment, of whatever kind or nature, known or unknown, to the greatest degree allowed by law, against the Releasees, which arose or occurred on or before the effective date of this Agreement.
4.a Supplemental Release. Employee understands, acknowledges, and agrees that if this Agreement is executed prior to the Termination Date, the Company’s obligation to make the severance payment is expressly condition upon Employee’s execution of the Supplemental Release set forth in Exhibit A hereto no earlier than the Termination Date and no later than 30 days following the Termination Date and delivering the Supplemental Release executed by Employee to the Company. If applicable, claims released pursuant to the Supplemental Release are included within the meaning of Release Claims.
5.Exclusions from the Released Claims and Reservation of Rights.

Employees understands that the releases in paragraph 4 and Exhibit A hereof exclude: (i) any claims which cannot be waived by law; (ii) any claims that may arise after the effective date of this Agreement; (iii) Employee’s right to enforce this Agreement; and (iv) Employee’s right to file a charge or complaint with or participate in an investigation by the Equal Employment Opportunity Commission or other government agency.  But, to the maximum extent permitted by law and except as otherwise expressly protected by Employee’s participation in any federal whistleblower programs as contemplated by Rule 21F-17 (as such term is defined below), Employee gives up any right to recover or receive any personal relief or benefit from any such charge, complaint, or investigation, or from any lawsuit or administrative action filed by any government agency which is the result of any such charge, complaint, or participation by Employee.  Personal relief or benefit includes attorneys’ fees, monetary damages, and reinstatement.
5.1.This Agreement shall not affect any rights which Employee may have under any employee benefit plans or programs, including under any medical insurance (including the right to continue benefits under COBRA or any applicable state health insurance continuation law), disability plan, workers’ compensation, unemployment compensation, indemnifications, and related agreements, or any of Employer’s retirement savings plans maintained by the Company.
5.2.Nothing in this Agreement is intended to prevent Employee from reporting potential violations of the law, cooperating or participating in any investigation by the Equal Employment Opportunity Commission, Securities and Exchange Commission or other government agency concerning the Company, or from testifying truthfully in any legal proceeding resulting from any government agency’s enforcement actions. Employee does not need to notify the Company that Employee has made such a report or has participated or cooperated in an investigation. Nothing in this Agreement shall bar or impede, in any way, Employee’s ability to seek or receive any monetary award or bounty from any governmental agency or regulatory or law enforcement agency in connection with protected activity under Securities and Exchange Commission Rule 21F-17, 17 C.F.R. §240.21F-17 (“Rule 21F-17”).
6.No Other Claims by Employee. Employee warrants that Employee has not filed a charge, claim or suit against the Releasees prior to entering into this Agreement and, unless otherwise specifically allowed in this Agreement, will not do so in the future based on any Released Claim; however, should Employee file a charge or complaint with the Equal Employment Opportunity Commission or any government agency based on any Released Claims, Employee shall advise the government agency of the existence of this Agreement. Except in relation to any charges, complaints or claims brought by Employee that are protected by Rule 21F-17, if Employee brings any Released Claim against the Releasees, Employee agrees to fully indemnify the Releasees for costs, damages and interest, including a judgment or settlement, attorneys’ fees and costs incurred with respect to defense of such suit or claims, unless a court of competent jurisdiction determines that indemnification would be unlawful.  As a material inducement to the Company to enter into this Agreement, Employee represents that Employee has not assigned any Released Claim to any third party.
7.Continuing Obligations. Employee continues to be bound by certain provisions of Employee’s Employment Agreement dated December 20, 2018 as the same may have been subsequently modified or amended (the “Employment Agreement”), including without limitation obligations concerning arbitration requirements, confidentiality, inventions assignment, the obligation to return any company property in Employee’s possession, non-competition, and non- solicitation (the “Continuing Obligations”) except to the extent any provision thereof may be contrary to applicable mandatory law. The parties agree that the Continuing Obligations shall in no way be altered, modified, enhanced, diminished or amended by this Agreement, and that the Continuing Obligations stand alone, operate individually, and shall be enforced separately without reference to or effect by this Agreement. The obligations of Employee created by this Agreement are in addition to and do not replace the Continuing Obligations.

8.Non-Competition and Non-Solicitation.

8.1.In Employee’s positions with the Company, Employee has been privy to the Company’s confidential and proprietary information including business strategies, product plans, and other documents that would be harmful to the Company’s business if accessed by a competitor. Recognizing that it would be virtually impossible for Employee to avoid using such information to the Company’s detriment in assisting any competitor, and acknowledging the reasonableness of the restrictions set forth below, Employee agrees that Employee will not, for a period of twelve
(12) months from the Termination Date:

(1)directly or indirectly provide any service of any kind that you provided to the Company within the past two (2) years to any business that develops, manufactures, markets, or sells any product or service developed, manufactured, marketed or sold by the Company, or that Employee has reason to believe the Company intends to develop, manufacture, market, or sell (a “Competing Business”), with regard to which Employee has had access to any of the Company’s proprietary or confidential information;
(2)directly or indirectly solicit sales from any of the Company’s customers for any product or service that competes with any product or service sold or provided, or intended to be sold or provided, by the Company;
(3)entice any vendor, consultant, collaborator, agent, or contractor of the Company to cease its business relationship with the Company or engage in any activity that would cause them to cease their business relationship with the Company or to enter any relationship with a Competing Business; or
(4)solicit, induce, recruit, or encourage any of the Company’s employees to leave their employment or to provide any service to any Competing Business.
8.2.The covenants contained in this section apply to the parts of the world where the Company does business (the “Geographical Area”) and will be construed as a series of separate covenants, one for each country, city, state, or similar subdivision in any Geographic Area. If, in any judicial proceeding, a court refuses to enforce any of these separate covenants (or any part of a covenant), then the unenforceable covenant (or part) will be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions) to be enforced. If the provisions of this section are deemed to exceed the time, geographic, or scope limitations permitted by law, then the provisions will be reformed to the maximum time, geographic, or scope limitations permitted by law.
9.Company Property and Trade Secrets.

9.1.Employee shall return to the Company any and all the Company property, and documents which Employee may have in Employee possession, and Employee shall cease accessing and refrain from accessing in the future any the Company computer systems or networks except with the express prior written permission of the Company’s CEO.
9.2.Employee agrees never to disclose to any person or entity any confidential or proprietary information of or about the Company, except upon the prior express written authorization and consent of the Company’s CEO. Confidential and proprietary information includes, but is not limited to financial information or reports, policies, procedures, forms, customer information or lists, techniques, training, trade secrets, programs, intellectual property, and business concepts, plans, opportunities, projects, reports or records. The parties agree that breach of the obligations set forth in this provision will cause immediate and irreparable harm to the Company and shall entitle the Company to seek injunctive relief in addition to any other available remedies.
9.3.Pursuant to the Defend Trade Secrets Act of 2016, Employee will not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if Employee files a lawsuit for retaliation against the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and may use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
10.Confidentiality. Employee agrees to keep the terms of this Agreement, as well as the communications leading up to this Agreement, in strict confidence and not to disclose the same to any other person or entity except as may be required by law. Should Employee be compelled to disclose the terms of this Agreement by means of legal subpoena or court or administrative agency order, Employee shall promptly notify the Company (by written notices to its legal department) of such requests by the quickest means and manner in order to allow the Company to take action to limit such disclosure. Except for litigation arising out of the breach of or attempt to enforce this Agreement, this Agreement shall not be admissible as evidence in any legal proceeding.
11.Non-Disparagement. Employee agrees not to make, publish, or communicate (or causing others to make, publish, or communicate) any public or private disparaging statements concerning the Company or any of its affiliates or its or their current or former officers, directors, members, shareholders, employees, agents, customers, suppliers, or investors, including without limitation statements made to employees of the Company or its affiliates or statements made on internet blogs, social media sites, and review sites; provided, however, that nothing in this Agreement shall preclude Employee from making truthful statements that are required by applicable law, regulation, or legal process. The parties agree that breach of the obligations set forth in this provision will cause immediate and irreparable harm to the Company and shall entitle the Company to seek injunctive relief in addition to any other available remedies.

12.Ongoing Cooperation and Litigation Assistance: Employee agrees to cooperate in good faith in the ongoing operations of the Company and of its affiliates. Cooperating in good faith includes providing complete and truthful information to the Company and its accountants, attorneys and financial consultants about matters within Employee’s knowledge. Employee also agrees that, if requested by the Company or any of its affiliates, Employee will cooperate in good faith by providing complete and truthful information and assistance to the Company in connection with the Company’s prosecution of or defense against threatened, ongoing, or future litigation or other legal claims or proceedings involving the Company or any of its affiliates. Employee’s reasonable expenses related to such assistance will be reimbursed by the Company. The Company may rescind its agreement to reimburse Employee’s reasonable expenses in the event Employee’s conduct resulted in the litigation and the conduct was unlawful, malicious, or grossly negligent. The Company will seek to accommodate employee’s scheduling needs in providing such assistance.
13.Liquidated Damages. Any breach by Employee of provisions set out in sections 7-11 above shall be a material breach of this Agreement for which these parties agree that the Company or one of its affiliates would suffer harm and damage to its reputation that would be difficult or impossible to calculate. In order to provide certainty and avoid the expense of proving damages in that event, given the importance of Employee’s role with the Company, the parties agree that if Employee breaches any provision of section 7, 8, 9, 10, or 11 hereof, the Company shall be entitled to recover damages in the liquidated amount of $885,610.08. The foregoing shall not preclude provisional relief to which the Company may be entitled.
14.References. Employee agrees that any requests for references will be directed to the Company’s human resources department and acknowledges that responses to any requests for references may be limited to confirmation of the dates of employment and the last position held.
15.Additional Employee Acknowledgements. Employee acknowledges that (1) Employee has not suffered any on-the-job injury for which Employee has not already filed a claim; (2) Employee has taken and has not been deprived of all leave to which Employee was legally entitled prior to the Termination Date; (3) Employee has been paid appropriately and fully and has received all compensation, wages, bonuses, commissions and benefits which are due and payable as of the date of execution of this Agreement; and (4) Employee knows of no potential or actual unlawful conduct or wrongdoing by the Company or any of its affiliates under any state, federal or local law that Employee has not already disclosed to the Company or any of its affiliates. The parties agree that, in entering into this Agreement, the Company is expressly relying on the foregoing representations by Employee. The parties further agree that the representations made by Employee in this paragraph are admissions by Employee and are admissible, if offered by Company, as a sworn statement of fact by Employee in any proceeding between the parties.
16.No Admission of Wrongdoing. The parties agree that this Agreement shall not in any way be construed as an admission by the Releasees of any acts of wrongdoing whatsoever against Employee or any other person.

17.Entire agreement. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. However, this Agreement shall not supersede the Continuing Obligations or any other obligations of Employee under any agreement concerning confidentiality, trade secrets, proprietary information, non-disclosure, non-competition, non- solicitation, inventions, patents, copyrights, or intellectual property that Employee previously executed, and any such provisions shall continue to remain in full force and effect. Employee agrees that Employee has not relied on any representation or statement, whether written or oral, other than as set forth in this Agreement. Furthermore, no modification of this Agreement shall be binding unless in writing signed by both parties. This Agreement shall inure to the benefit of and be binding upon the parties, their respective heirs, successors, and assigns.
18.Unemployment Benefits. The Company cannot and will not make the ultimate determination as to Employee’s eligibility for unemployment benefits; provided, however, the Company will truthfully furnish information requested by an unemployment board or any other agency relating to Employee’s application for benefits and will rebut false or misleading information submitted, whether requested to do so or not.
19.Costs Related to Breach of the Agreement. If any suit, arbitration, or other proceeding is instituted by either party pertaining to this Agreement or performance hereunder, the prevailing party shall be entitled to its costs, expenses, and actual attorney’s fees, in addition to any other relief as may be awarded.
20.Governing Law, Jurisdiction, and Venue. This Agreement shall be governed by the laws of the State of Washington without regard to its choice of law rules. Each party irrevocably agrees to submit to the personal jurisdiction of the state and federal courts situated within the State of Washington for purposes of any action arising from this Agreement. The aforesaid courts shall have exclusive jurisdiction over any proceeding relating to this Agreement.
21.Severability. If any provision of this Agreement is determined to be invalid or unenforceable in any way, for any reason, all remaining parts and provisions of this Agreement shall remain in full force and effect, except that if the release in paragraph 4 is determined to be invalid or unenforceable, the Agreement shall be voidable by the Company for a period of sixty (60) days following receipt of written notice of the invalidity or unenforceability.
22.Periods for Consideration and Revocation. Employee acknowledges that that Employee has been given the opportunity to consider this Agreement for twenty-one (21) days from Employee’s receipt of this Agreement before signing it (the “Consideration Period”). By signing this Agreement, Employee acknowledges Employee has entered this Agreement knowingly and voluntarily. To accept this Agreement, Employee must return a signed original or a signed electronic PDF copy of this Agreement so that it is received by the Company (the Company, 805 Broadway St., Suite 900, Vancouver, WA 98660; hr@zoominfo.com) at or before the expiration of the Consideration Period. If Employee signs this Agreement before the end of the Consideration Period, Employee acknowledges that such decision was entirely voluntary and that Employee has had the opportunity to consider this Agreement for the entire Consideration Period.

For the period of seven (7) days from the date when Employee signs this Agreement, Employee may revoke this Agreement by written notice to the Company. If the Supplemental Release in Exhibit A is required, it too may be revoked at any time during the seven (7) days following the date upon which it is signed by Employee. For a revocation to be effective, it must be delivered so that it is received by the Company at or before the expiration of the seven (7) day revocation period. This Agreement shall not become effective or enforceable until after expiration of any and all revocation period. This Agreement shall become effective on the first business day following the expiration of the revocation period (“Effective Date”).
23.Knowing and Voluntary Waivers under the ADEA. Employee acknowledges that Employee already has attained the age of 40 and understands that this is a full release of all existing claims whether currently known or unknown including, but not limited to, claims for age discrimination under the Age Discrimination in Employment Act. Employee is advised to consult with an attorney, prior to signing this Agreement, regarding the meaning and application of this Agreement. Employee agrees and acknowledges that Employee has read and understood this Agreement, and that Employee has consulted with an attorney regarding the meaning and application of this Agreement, or, if Employee has not consulted with an attorney, Employee has been advised to do so and has had ample opportunity to do so. Employee enters into this Agreement knowingly, voluntarily, free from duress, and as a result of Employee’s own free will and with the intention to waive, settle, and release all claims Employee has or may have against the Company and the Releasees.
24.Company Board Approval. The contents of this document are subject to approval by the Board or appropriate committee thereof and shall only be effective upon such approval.
25.Miscellaneous. This Agreement may be signed in counterparts, both of which shall be deemed an original, but both of which, taken together shall constitute the same instrument. A signature made on a faxed or electronically mailed copy of the Agreement or a signature transmitted by facsimile or electronic shall have the same effect as the original signature. The section headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof. This Agreement was the result of the negotiations between the parties. In the event of vagueness, ambiguity or uncertainty, the Agreement shall not be construed against the party preparing it, but shall be construed as if both parties prepared it jointly. If Employee or the Company fails to enforce this Agreement or to insist on performance of any term, that failure does not mean a waiver of that term or of the Agreement. This Agreement remains in full force and effect anyway.
26.Notices. Notices required or permitted hereunder may be given by email. Notice to the Company may be given by email to hr@zoominfo.com. Notice to Employee may be given by email to an email address provided by Employee to the Company.
[Signature page to follow]

Employee has read and understands the foregoing employment separation agreement and release of all claims. Employee understands that Employee is releasing legal rights and claims, known or unknown, and voluntarily enters into this agreement.
Each party has executed this Agreement as of the date specified below:

Signed: /s/ Peter Cameron Hyzer
Peter Cameron Hyzer

Date: 10/08/2024

Signed: /s/ Chad Herring
ZoomInfo Representative

Date: 10/07/2024

EXHIBIT A TO SEPARATION AGREEMENT SUPPLEMENTAL RELEASE

Background

I, Peter Cameron Hyzer, acknowledge that I entered into a separation agreement with the ZoomInfo Technologies LLC d/b/a ZoomInfo (the “Company”) in connection with my separation from employment with the Company (the “Separation Agreement”), that this is the Supplemental Release referenced in and attached as Exhibit A to the Separation Agreement, and that this Supplemental Release becoming effective is one of the conditions (as defined in the Separation Agreement) of my receipt of the severance payment (as defined in the Separation Agreement).
I understand that for this Supplemental Release to become effective, I must sign this Supplemental Release no earlier than my Termination Date and return the signed copy to the company at the Company, 805 Broadway St., Suite 900, Vancouver, WA 98660 or by email to hr@zoominfo.com. I acknowledge that I have had more than twenty-one (21) days to consider this Supplemental Release since first receiving it with the Separation Agreement. I further acknowledge that for the period of seven (7) days from the date when I sign this Supplemental Release, I have the right to revoke this Supplemental Release by written notice to the Company. This Supplemental Release shall not become effective or enforceable during the revocation period. This Supplemental Release shall become effective on the first day following the expiration of the revocation period.
This Supplemental Release shall be supplemental to the release of claims in Section 4 of the Separation Agreement, which shall remain in full force and effect regardless of whether this Supplemental Release becomes effective.
Release

Pursuant to my employment agreement with the Company, as a condition of receiving and in consideration of the severance payment (as defined in the Separation Agreement), I voluntarily release and forever discharge the Company, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (“Claims”) that, as of the date when I sign this Supplemental Release, I have, I had, now claim to have or ever claimed to have had against any or all of the Releasees. This release includes, without limitation, all Claims: relating to my employment by the Company and separation from employment; of wrongful discharge or violation of public policy; of breach of contract; of defamation or other torts; of retaliation or discrimination under federal, state or local law (including, without limitation, Claims of discrimination or retaliation under the Age Discrimination in Employment Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Washington Law Against Discrimination (Ch. 49.60 RCW), the Illinois Human Rights Act (if applicable), Massachusetts General Laws c. 151B (if applicable), the Texas Anti-Retaliation Act (if applicable), and Maryland anti-discrimination and anti-retaliation laws); under any other federal or state statute (including, without limitation, Claims under the Fair Labor Standards Act, the federal Worker Adjustment and Retraining Notification Act or analogous state law, the Family and Medical Leave Act, or any other federal or state family and medical leave law);

for wages, bonuses, incentive compensation, commissions, stock, stock options, vacation pay or any other compensation or benefits (either under Maryland law, the Washington Minimum Wage Act (Ch. 49.46 RCW), the Washington Wage Payment Act (Ch. 49.48 RCW), the Massachusetts Wage Act (M.G.L. c. 149, §§148-150C) (if applicable), the Texas Labor Code (if applicable), Illinois state law (if applicable), or otherwise); and for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees; provided, however, that this release shall not affect my rights under the Agreement, my vested rights (if any) under the Equity Documents or the Company’s employee benefit plans, or rights that cannot be released as a matter of law.
I agree not to accept damages of any nature, other equitable or legal remedies for my own benefit or attorney’s fees or costs from any of the Releasees with respect to any Claim released by this Supplemental Release.
I HAVE READ THIS SUPPLEMENTAL RELEASE THOROUGHLY, UNDERSTAND ITS TERMS AND HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY. I UNDERSTAND THAT THIS SUPPLEMENTAL RELEASE IS A LEGAL DOCUMENT. I ACKNOWLEDGE THAT I HAVE BEEN ADVISED BY THE COMPANY TO DISCUSS ALL ASPECTS OF THIS SUPPLEMENTAL RELEASE WITH AN ATTORNEY.
Peter Cameron Hyzer

/s/ Peter Cameron Hyzer

Signature

10/08/2024
Dated: